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                                                                     EXHIBIT 3.8

                             ARTICLES OF ASSOCIATION
                                       OF
                           VELTRI METAL  PRODUCTS CO.

                                 INTERPRETATION

1. In these Articles, unless there be something in the subject or context inconsistent therewith:

             (1)     "Act" means the Companies Act (Nova Scotia);

             (2) "Articles" means these Articles of Association of the Company and all amendments hereto;

             (3)     "Company" means the company named above;

             (4) "Designated Representative" means (a) with respect to a L.L.C. which is a member, the manager or authorized member of such LLC. designated by written notice sent to the office of the Company; (b) with respect to a body corporate which is a member, the individual authorized by the body corporate to act as its representative and designated by written notice sent to the office of the Company; and (c) with respect to a trust which is a member, the individual authorized by the Trustees thereof to act as its representative shall be designated by written notice sent to the office of the Company. The Designated Representative shall be entitled to exercise the same powers on behalf of the entity which the individual represents as that entity could exercise if it were an individual member. The authorization of a Designated Representative may be revoked by written notice deposited at the office of the Company;

             (5)     "director" means a director of the Company;

             (6) "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

             (7)     "month" means calendar month;

             (8)     "Office" means the registered office of the Company;

             (9)     "person" includes a body corporate;

             (10)    "proxyholder" includes an alternate proxyholder;

             (11) "Register" means the register of members kept pursuant to the Act and, where the context permits, includes a branch register of shareholders;

             (12)    "Registrar" means the Registrar as defined in the Act;




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         (13)    "Secretary" includes any person appointed to perform the
                 duties of the Secretary temporarily;

         (14) "shareholder" means member as that term is used in the Act in connection with an unlimited company having share capital and, where the context requires, means a shareholder acting through its duly authorized officer or officers;

         (15)    "special resolution" has the meaning assigned by the Act;

         (16) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

         (17) words importing number or gender include all numbers and genders unless the context otherwise requires.

2. The regulations in Table A in the First Schedule to the Act shall not apply to the Company.

3. The shareholders may enter into and carry into effect or adopt and carry into effect any agreement made by the promoters of the Company on behalf of the Company and may agree to any modification in the terms of any such agreement, either before or after its execution.

4. The shareholders may, out of the funds of the Company, pay all expenses incurred for the incorporation and organization of the Company.

5. The Company may commence business as soon after incorporation as the shareholders think fit, notwithstanding that part only of the shares has been allotted.

                                     SHARES

6. The authorized capital of the Company consists of one million (1,000,000) common shares without nominal or par value.

7. The shareholders shall control the shares subject to the restrictions on transfer set forth in Article 12 hereof and all other provisions of these Articles.

8. Save as herein otherwise provided, the Company may treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.


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                                       -3-

                                  CERTIFICATES

9. Certificates of title to shares shall comply with the Act and may otherwise be in such form as the shareholders may from time to time determine. Every certificate of title to shares shall be signed manually by the President and Secretary. All such certificates when signed as provided in this Article shall be valid and binding upon the Company.

 10. Except as the shareholders may determine, each shareholder's shares may be evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the name of the shareholder.

 11. Any certificate that has become worn, damaged or defaced may, upon its surrender to the Company, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the shareholders and the furnishing to the Company of such undertakings of indemnity as the shareholders deem adequate.

                        RESTRICTION ON TRANSFER OF SHARES

 12. No share of any class or series shall be transferable directly or indirectly. The Company shall decline to register any other purported transfer of shares by any person in any circumstances.

                                 PRIVATE COMPANY

 13.     The Company is a private company, and:

         (1) no transfer of shares or prescribed securities of the Company, other than the transfer by an individual who has become a shareholder upon subscribing to the Memorandum on incorporation of shares so subscribed, shall be effective;

         (2) the number of holders of issued and outstanding prescribed securities or shares of the Company, exclusive of persons who are in the employment of the Company and exclusive of persons who, having been formerly in the employment of the Company, were, while in that employment, and have continued after termination of that employment, to own at least one prescribed security or share of the Company, shall not exceed 50 in number, two or more persons or companies who are the joint registered owners of one or more prescribed securities or shares being counted as one holder, and

         (3) the Company shall not invite the public to subscribe for any of its securities.


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                                       -4-

     In this Article "private company" and "securities" have the meanings ascribed to those terms in the Securities Act (Nova Scotia), and "prescribed security" means any of the securities prescribed by the Nova Scotia Securities Commission from time to time for the purpose of the definition of "private company" in the Securities Act (Nova Scotia).

                         INCREASE AND REDUCTION OF CAPITAL

14. Subject to the Act, the Company may by resolution of its shareholders increase its share capital by the creation of new shares of such amount as the shareholders think expedient.

15. Subject to the Act and the restrictions on transferability in these Articles, the new shares may be issued upon such term and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders determines.

16. Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained.

17. Except for the redemption, repurchase or acquisition of preference shares, the Company shall not reduce its share capital in any way and, without limiting the generality of the foregoing shall not redeem, repurchase or acquire any shares of any class or series in the Company.

                          CLASSES AND SERIES OF SHARES

18. Subject to the Act, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution.

                     MEETING AND VOTING BY CLASS OR SERIES

19. Where the holders of shares of a class or series have, under the Act, the Memorandum, the terms or conditions attaching to such shares or otherwise, the right to vote separately as a class in respect of any matter then, except as provided in the Act, the Memorandum, these Articles, or such terms or conditions, all the provisions in these Articles concerning general meetings (including without limitation, provisions respecting notice, quorum and procedure) shall, mutatis mutandis, apply to every meeting of holders of such class or series of shares convened for the purpose of such vote.

20. Unless the rights, privileges, terms or conditions attached to a class or series of shares provide otherwise, such class or series of shares shall not have the right to vote separately as a class or series upon an amendment to these Articles to:


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                                       -5-

     (1) increase or decrease any maximum number of authorized shares of such class of series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

     (2) effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

     (3) create a new class or series of shares equal or superior to the shares of such class or series.

                                BORROWING POWERS

21.  The shareholders on behalf of the Company may:

     (1)  raise or borrow money for the purposes of the Company or any of them;

     (2) secure, subject to the sanction of a special resolution of the Shareholders where required by the Act, the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future including its uncalled capital for the time being;

     (3) sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid;

     (4)  pledge debentures as security for loans;

     (5)  guarantee obligations of any person.

22. Bonds, debentures and other debt securities (but not shares or securities convertible into shares) may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

23. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares and other matters.

                                GENERAL MEETINGS

24. Ordinary general meetings of the Company shall be held at least once in every calendar year at such time and place as may be determined by the shareholders and not later than 15 months after the preceding ordinary general meeting. All other meetings of the Company shall be


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         called special general meetings. Ordinary or special general meetings may be held either within or without the Province of Nova Scotia.

25.      Any shareholder may at any time convene a special general meeting.

26. At least seven clear days' notice, or such longer period of notice as may be required by the Act, of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting by notice given as permitted by these Articles. With the consent in writing of all the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit or notice of the time, place and purpose of the meeting may be waived by all of the shareholders.

 27. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

28. The accidental omission to give notice to a shareholder, or non-receipt of notice by a shareholder, shall not invalidate any resolution passed at any general meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

29. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company and the report of the directors and the report, if any, of the auditors, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

30. No business shall be transacted at any general meeting unless the requisite quorum is present at the commencement of the business. A shareholder of the Company that has a duly authorized agent or Designated Representative present at any such meeting shall, for the purpose of this Article, be deemed to be personally present at such meeting.

31. One person, being a proxyholder or Designated Representative of a shareholder, present and entitled to vote shall constitute a quorum for a general meeting, and may hold a meeting.

32. The shareholders present entitled to vote at the meeting shall choose one of their number to be chairman.

33. Subject to the Act, at any general meeting a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by the chairman, a shareholder or a proxyholder, and unless a poll is so demanded, a declaration by the chairman that the resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in


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         the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

34. When a poll is demanded, it shall be taken in such manner and at such time and place as the chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.

35. The chairman of the meeting shall not have a casting vote in addition to any vote or votes that the chairman has as a shareholder.

36. The chairman of a general meeting may with the consent of the meeting adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

37. Any poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith without adjournment.

38. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                              VOTES OF SHAREHOLDERS

39.      Subject to the Act

         (1) on a show of hands every shareholder, including every duly authorized representative of a shareholder, and, if not prevented from voting by the Act, every proxyholder, shall have one vote; and

         (2) on a poll every shareholder, including every duly authorized representative of a shareholder, and every proxyholder, shall have one vote for every share held.

40. Votes may be cast by proxy or, in the case of a corporate shareholder, by a representative duly authorized under the Act or by a Designated Representative duly authorized under these Articles.

41. A proxy shall be in writing and executed in the manner provided in the Act. A proxy or other authority of a corporate shareholder does not require its seal.

42. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company or at such other place as the directors may direct. The directors may, by resolution,


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         fix a time not exceeding 48 hours excluding Saturdays and holidays preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chairman of the meeting shall determine all questions as to validity of proxies and other instruments of authority.

43. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the revocation of the proxy provided no intimation in writing of the revocation is received at the Office of the Company before the meeting or by the chairman of the meeting before the vote is given.

44. A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfies all of the requirements of the Act respecting meetings of shareholders.

                             SHAREHOLDERS' MANAGEMENT

45. The business and affairs of the Company shall be managed by the shareholders exclusively in their membership capacity, and any document or act which is signed or done by any shareholder or shareholders on behalf of the Company shall bind the Company.

46. The shareholders shall cause minutes to be entered in books designated for the purpose:

         (1)     of any appointment of an officer of the Company;

         (2) of the names of persons present at each meeting of the shareholders and of any committees thereof;

         (3)     of all orders made by the shareholders;

         (4)     of all resolutions and proceedings of meetings of shareholders;

47. No shareholder shall be disqualified by reason of the management duties and responsibilities conferred by these Articles from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any shareholder is in any way interested, either directly or indirectly, be avoided, nor shall any shareholder so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such shareholder carrying out duties and responsibilities.


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                                    DIRECTORS

48. The directors shall exercise only such powers and authorities as are expressly conferred upon them by and shall be subject only to such obligations and liabilities as are imposed upon them by, the Act or these Articles and in particular the directors shall have the following ministerial powers and responsibilities:

          (1) to convene a meeting of the Company if requisitioned by shareholders in accordance with the Act;

          (2) to fix a time before which time proxies to be used at a meeting of the Company must be deposited with the Company;

          (3) to furnish the shareholders a statement showing the remuneration of the directors during the last preceding three years if required in accordance with the Act;

          (4) if the members fail to appoint or unanimously waive the appointment of an auditor at an ordinary meeting, to appoint an auditor of the Company to hold office until the next ordinary meeting, and to fill any casual vacancy in the office of the auditor,

          (5) to notify the auditor of any significant mis-statement, of which the directors become aware, in a financial statement that the auditor has reported upon, and to prepare and issue revised financial statements or otherwise inform the shareholders and any debenture holder of the Company;

          (6) to send to the shareholders financial statements together with the report of the auditor of the Company, if any, as required by the Act; and

          (7) to approve the financial statements of the Company by signing the foot of the balance sheet.

49. Unless otherwise determined by resolution of shareholders, the number of directors shall not be less than one or more than seven.

50. The continuing directors may act notwithstanding any vacancy in their body.

51. A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the shareholders arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company is a shareholder or is otherwise interested.

52.       The office of a director shall ipso facto be vacated, if the director:

          (1) becomes bankrupt or makes an assignment for the benefit of creditors;


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     (2)   is, or is found by a court of competent jurisdiction to be, of unsound mind,

     (3) by notice in writing to the Company, resigns the office of director, or

     (4)   is removed in the manner provided by these Articles.

53. No director shall be disqualified by holding the office of director from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director is in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established, provided the director makes a declaration or gives a general notice in accordance with the Act. No director shall, as a director, vote in respect of any contract or arrangement in which the director is so interested, and if the director does so vote, such vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a resolution of the shareholders and shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity.

                              ELECTION OF DIRECTORS

54. At the dissolution of every ordinary general meeting at which their successors are elected, all the directors shall retire from office and be succeeded by the directors elected at such meeting. Retiring directors shall be eligible for re-election.

55. If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected.

56. The Company may by resolution of its shareholders elect any number of directors permitted by these Articles and may determine or alter their qualification.

57. The Company may, by special resolution or in any other manner permitted by statute, remove any director before the expiration of such director's period of office and may, if desired, appoint a replacement to hold office during such time only as the director so removed would have held office.

                          PRESIDENT AND VICE-PRESIDENTS

58. The shareholders shall elect the President of the Company, who need not be a director, and may determine the period for which the President is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be



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                                      -11-

     assigned from time to time by the shareholders.

59. The shareholders may also elect vice-presidents, who need not be directors, and may determine the periods for which they are to hold office. A vice-president shall, at the request of the President or the shareholders and subject to the directions of the shareholders, perform the duties of the President during the absence, illness or incapacity of the President, and shall also perform such duties as may be assigned by the President or the shareholders.

                            SECRETARY AND TREASURER

60. The shareholders shall appoint a Secretary of the Company to keep minutes of shareholders' and directors' meetings and perform such other duties as may be assigned by the shareholders. The shareholders may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

61. The shareholders may appoint a treasurer of the Company to carry out such duties as the shareholders may assign.

                                    OFFICERS

62. The shareholders may elect or appoint such other officers of the Company, having such powers and duties, as they think fit.

63. If the shareholders so decide the same person may hold more than one of the offices provided for in these Articles.

                            PROCEEDINGS OF DIRECTORS

64. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined, one director shall constitute a quorum and may hold a meeting.

65. If all directors of the Company entitled to attend a meeting either generally or specifically consent, a director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

66. Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:




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         (1)  A meeting of directors may be held at the close of every ordinary general meeting of the Company without notice.

         (2) Notice of every other directors' meeting may be given as permitted by these Articles to each director at least two hours before the time fixed for the meeting.

         (3) A meeting of directors may be held without formal notice if all the directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

67. Any director may at any time summon a meeting of the directors to be held at the Office of the Company. A majority of the directors may at any time summon a meeting of directors to be held elsewhere.

68. Questions arising at any meeting of directors shall be decided by a majority of votes. The chairman of the meeting may vote as a director but shall not have a second or casting vote.

69. At any meeting of directors the chairman shall receive and count the vote of any director not present in person at such meeting on any question or matter arising at such meeting whenever such absent director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which the absent director desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any director may give to any other director a proxy authorizing such other director to vote for such first named director at such meeting, and the chairman of such meeting, after such proxy has been so lodged, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the director giving such proxy

70. The directors present shall choose some one of their number to be chairman of the meeting.

71. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.

72. All acts done at any meeting of the directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the director or person so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

73. A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.


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                                      -13-


                                   SOLICITORS

74. The Company may employ or retain solicitors any of whom may, at the request or on the instruction of the shareholders, attend meetings of the shareholders, whether or not the solicitor is a shareholder of the Company.

                                    THE SEAL

75. The shareholders shall arrange for the safe custody of the common seal of the Company (the "Seal"). The Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signature of (i) any individual who is a shareholder, or (ii) any duly authorized officer or representative of a shareholder.

76. The Company may have facsimiles of the Seal which may be used interchangeably with the Seal.

                                    DIVIDENDS

77. The shareholders may from time to time declare such dividends as they deem proper upon shares of the Company, and may determine the date upon which such dividend will be payable.

78. No dividends shall be payable except out of the profits, retained earnings or contributed surplus of the Company and no interest shall be payable on any dividend.

79. The declaration of the shareholders as to the amount of the profits, retained earnings or contributed surplus of the Company shall be conclusive.

80. The shareholders may from time to time pay such interim dividends as in their judgment the position of the Company justifies.

81. The shareholders may declare that a dividend be paid by the distribution of cash, paid-up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.

                                    ACCOUNTS

82. The shareholders shall cause proper books of account to be kept of the amounts received and expended by the Company, the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Company, and the assets, credits and liabilities of the Company.


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                                      -14-



83. The books of account shall be kept at the head office of the Company or at such other place or places as the shareholders may direct.

84. At the ordinary general meeting in every year, the shareholders shall lay before the Company such financial statements and reports in connection therewith as may be required by the Act or other applicable statute or regulation thereunder and shall distribute copies thereof at such times and to such persons as may be required by statute or regulation.

                               AUDITORS AND AUDIT

85. Except in respect of a financial year for which the Company is exempt pursuant to Section 118 of the Act, the Company shall at each ordinary general meeting appoint an auditor or auditors to hold office until the next ordinary general meeting.

86. The first auditors of the Company may be appointed by the shareholders at any time before the first ordinary general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders, in which event the shareholders may appoint auditors.

87. The shareholders may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

88. The Company may appoint as auditor any person, including a shareholder, not disqualified by statute.

89. An auditor may be removed or replaced in the circumstances and in the manner specified in the Act.

90.      The remuneration of the auditors shall be fixed by the shareholders.

91. The auditors, if any, shall conduct such audit as may be required by the Act and their report, if any, shall be dealt with by the Company as required by the Act.

                                     NOTICES

92. A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, or auditor by personal delivery at such person's registered address (or, in the case of the Secretary or auditor, last known address) or by prepaid mail telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

93. Shareholders having no registered address shall not be entitled to receive notice.


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                                    -15-

94. Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of actual receipt and the third business day following that upon winch it is mailed, and in proving such service it shall be sufficient to prove that the notice was property addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the notice was so addressed and mailed or transmitted shall be conclusive evidence thereof.

95. Any notice may bear the name or signature, manual or reproduced, of the person giving the notice written or printed.

96. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

                                    INDEMNITY

97. Every director, proxyholder, other shareholder representative or officer, former director, proxyholder, other shareholder representative or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the shareholders out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director, proxyholder, other shareholder representative or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

98. No director, proxyholder, other shareholder representative or officer, former director proxyholder, other shareholder representative or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

                                    REMINDERS

99. The shareholders shall comply with the following provisions of the Act or the Corporations Registration Act (Nova Scotia) where indicated:

         (1) Keep current registers of shareholders, directors, the Secretary, holders of bonds, debentures and other securities, and such other registers as may be required, and send to the Registrar a copy of all such registers and notice of all changes therein (Sections 42, 98, 111 and Third Schedule).

         (2) Send notice to the Registrar of any redemption or purchase of preference shares (Section 50).

         (3) Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company (Section 53).

         (4)   Send notice to the Registrar of any increase of capital (Section
               55).

         (5)   Call a general meeting every year within the proper time (Section
               83). Meetings must be held not later than 15 months after the preceding general meeting.

         (6)   Send to the Registrar copies of all special resolutions (Section
               88).

         (7) When shares are issued for a consideration other than cash, file a copy of the contract with the Registrar on or before the date on which the shares are issued (Section 109).

         (8) Send to the Registrar notice of the address of the Company's registered Office and of all changes in such address (Section
               79).

         (9) Keep proper minutes of all shareholders' meetings in the Company's minute book kept at the Company's registered Office (Sections 89 and 90).

         (10) Obtain a certificate under the Corporations Registration Act (Nova Scotia) as soon as business is commenced.

         (11) Send notice of recognized agent to the Registrar under the Corporations Registration Act (Nova Scotia).